UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Amended and Restated Employment Agreement with Sam K. Reed

On February 20, 2018, TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) entered into an Amended and Restated Employment Agreement with the Company’s Chief Executive Officer, Sam K. Reed (the “Reed Employment Agreement”). The Company and Mr. Reed entered into the Reed Employment Agreement to reflect changes required to conform the agreement to applicable law and regulations and market practice since the execution of Mr. Reed’s original employment agreement in 2005. The Reed Employment Agreement does not reflect any material changes in salary, bonuses or other compensation.

The foregoing description of the terms of Mr. Reed’s employment is not complete and is qualified in its entirety by the full text of the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Amended and Restated Employment Agreement with Thomas E. O’Neill

On February 20, 2018, TreeHouse entered into an Amended and Restated Employment Agreement with the Company’s Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, Thomas E. O’Neill (the “O’Neill Employment Agreement”). The Company and Mr. O’Neill entered into the O’Neill Employment Agreement primarily to reflect changes required to conform the agreement to applicable law and regulations and market practice since the execution of Mr. O’Neill’s original employment agreement in 2005. The O’Neill Employment Agreement also provides that notice by the Company of its intent not to extend the term will be treated as a termination by the Company without cause, which would entitle Mr. O’Neill to severance payments and benefits. Otherwise, the O’Neill Employment Agreement does not reflect any material changes in salary, bonuses or other compensation.

The foregoing description of the terms of Mr. O’Neill’s employment is not complete and is qualified in its entirety by the full text of the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

Amended and Restated Employment Agreement with Matthew Foulston

On February 20, 2018, TreeHouse entered into an Amended and Restated Employment Agreement with the Company’s Executive Vice President and Chief Financial Officer, Matthew Foulston (the “Foulston Employment Agreement”). The Company and Mr. Foulston entered into the Foulston Employment Agreement to reflect changes required to conform the agreement to applicable law and regulations and market practice since the execution of Mr. Foulston’s original employment agreement. The Foulston Employment Agreement provides that notice by the Company of its intent not to extend the term will be treated as a termination by the Company without cause, which would entitle Mr. Foulston to severance payments and benefits. The Foulston Employment Agreement also conforms the severance approach to a multiple of “target” bonus similar to the approach used for all other Company officers. Otherwise, the Foulston Employment Agreement does not reflect any material changes in salary, bonuses or other compensation.

The foregoing description of the terms of Mr. Foulston’s employment is not complete and is qualified in its entirety by the full text of the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1*	Amended and Restated Employment Agreement, dated February 20, 2018, between TreeHouse and Sam K. Reed

10.2*	Amended and Restated Employment Agreement, dated as of February 20, 2018 between TreeHouse and Thomas E. O’Neill

10.3*	Amended and Restated Employment Agreement, dated as of February 20, 2018 between TreeHouse and Matthew Foulston

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: February 20, 2018	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant